SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 31, 2004

NBC CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Mississippi	1-15773	64-0694755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

NBC Plaza, Starkville, Mississippi	39759
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (601)-343-1341

n/a

(Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets.

Effective after close of business on March 31, 2004, NBC Capital Corporation (“NBC”), the holding company for National Bank of Commerce, headquartered in Starkville, Mississippi, completed its merger with Enterprise Bancshares, Inc. (“Enterprise”), the holding company for Enterprise National Bank, a $290 million commercial bank operating three financial centers in Memphis, Tennessee. Information regarding the merger is set forth in the press release included as Exhibit 99.1, which is incorporated by reference in this Item 2.

The consideration given by NBC to Enterprise was determined in arms-length negotiations between NBC and Enterprise. There were no material relationships between NBC and Enterprise, or between the affiliates, directors and officers of NBC and their associates, on the one side, and the affiliates, directors and officers of Enterprise and their associates, on the other side. The equipment and other physical property acquired by NBC in the acquisition were used in Enterprise’s ordinary course of business as a financial services provider. NBC will continue such use.

Item 7. Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Historical financial statements of Enterprise Bancshares, Inc. required by this Item 7(a) will be filed by amendment to this Form 8-K on or before June 14, 2004.

(b)	Pro forma financial information.

Unaudited pro forma financial information required by this Item 7(b) will be filed by amendment to this Form 8-K on or before June 14, 2004.

(c)	Exhibits.

The exhibits listed in the exhibit index are included as exhibits to this current report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NBC CAPITAL CORPORATION

By:	/s/ Richard T. Haston
Richard T. Haston
Executive Vice President,
Chief Financial Officer and Treasurer

Date: April 1, 2004

EXHIBIT INDEX

2.1	Agreement and Plan of Merger by and between Enterprise Bancshares, Inc. and NBC Capital Corporation dated December 11, 2003 (incorporated by reference to Exhibit 2 of Registrant’s annual report on Form 10-K for the year ended December 31, 2003.)

4.1	Indenture dated as of December 19, 2002, between Enterprise Bancshares, Inc. and State Street Bank and Trust Company of Connecticut, National Association, as trustee.

4.2	Supplemental Indenture dated as of March 31, 2004, between NBC Capital Corporation (as successor by merger to Enterprise Bancshares, Inc.) and U. S. Bank National Association (as successor in interest to State Street Bank and Trust Company of Connecticut, National Association), as trustee.

99.1	Press Release dated March 31, 2004.